Exhibit 99b
                                         March 19, 1998
                                         Upon Receipt
                                         Clifford J. Hebert, Jr.
                                         (617) 357-9590




Eastern Utilities Associates Announces Repurchase of Common Shares


   BOSTON, Mar. 19 -- Trustees of Eastern Utilities Associates (NYSE: EUA) authorized the repurchase of up to three million of its Common Shares. EUA currently has 20,435,997 shares outstanding.

   The share repurchase plan authorizes EUA to make purchases from time to time in the open market or through prudently negotiated transactions in conformity with the rules of the Securities and Exchange Commission.

   EUA is a Boston-based diversified energy services company whose shares are traded on the New York and Pacific Stock Exchanges. Subsidiaries are Blackstone Valley Electric Co.; Eastern Edison Co.; Newport Electric Corp.; EUA Energy Investment Corp.; EUA Ocean State Corp.; EUA Service Corp.; EUA Cogenex Corp.; EUA Energy Services, Inc.; and Montaup Electric Co. Together, the companies are known as the EUA System. Information about EUA is available on the World Wide Web at http://www.eua.com